Exhibit 99.1

PRESS RELEASE

FOR RELEASE 4/26/07 @ 1:05PM

AnalogicTech Reports Financial Results for the First Quarter 2007

Company Reports First Quarter Revenue of $21.1 Million, Up 15% Year-Over-Year

Sunnyvale, CA – April 26, 2007 – Advanced Analogic Technologies Incorporated (AnalogicTech) (Nasdaq: AATI), a developer of power management semiconductors for mobile consumer electronic devices, today reported financial results for the first quarter ended March 31, 2007.

Revenue for the first quarter of 2007 was $21.1 million, an increase of 15% over revenue of $18.3 million for the first quarter of 2006 and a slight sequential increase from the revenue of $21.0 million for the fourth quarter of 2006.

On a GAAP basis, net loss for the first quarter of 2007 was $2.8 million, or $0.06 per diluted share. This compares to GAAP net income of $0.7 million, or $0.02 per diluted share, for the first quarter of 2006, and a GAAP net loss of $2.6 million, or $0.06 per diluted share, for the fourth quarter of 2006. The Company recorded stock-based compensation expense of $1.7 million, $1.4 million and $1.8 million in the first quarter of 2007, the first quarter of 2006 and the fourth quarter of 2006, respectively.

On a Non-GAAP basis, excluding loss on liquidation of a branch office of $0.3 million and amortization of acquired intangibles of $0.3 million, net of tax, net loss for the first quarter of 2007 was $2.2 million, or $0.05 per diluted share. This compares to Non-GAAP net income of $0.7 million, or $0.02 per diluted share for the first quarter of 2006, and a net loss of $1.9 million, or $0.04 per diluted share for the fourth quarter of 2006.

AnalogicTech reported GAAP gross margins of 52.9% for the first quarter of 2007, compared to 61.0% for the first quarter of 2006 and 54.3% for the fourth quarter of 2006. Non-GAAP gross margins were 54.1% for the first quarter of 2007, compared to 61.0% for the first quarter of 2006 and 55.1% for the fourth quarter of 2006. The Company ended the quarter with $107.8 million in cash, cash equivalents, and short-term investments.

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“Revenue was up sequentially despite typical seasonality, and reached a record level for a first quarter,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “Sales were driven by strong demand across our product lines with particular strength in our lighting and display solutions and voltage regulation categories. We are pleased with our continued progress on migrating product development activities to our proprietary ModularBCD process technology, and recently introduced the first 12-Volt device using our patented process technology. We are encouraged by customer demand for integrated power solutions across a wide range of end applications, and we are continuing to build a robust product pipeline to address these exciting growth opportunities.”

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the second quarter ending June 30, 2007, AnalogicTech estimates revenue in the range of $23.0 to $25.0 million, and, on a GAAP basis, a net loss of $0.05 to $0.03 per diluted share. The second quarter 2007 GAAP estimates include pre-tax quarterly share-based compensation expense of $2.0 to $2.2 million.

Non-GAAP Reporting

In addition to GAAP reporting, AnalogicTech reports net income and gross margins on a Non-GAAP basis. This Non-GAAP earnings information excludes amortization of acquired intangibles, loss on liquidation of a branch office, in-process research and development, restructuring and severance charges and their tax-related effects. AnalogicTech believes this Non-GAAP earnings information provides meaningful insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to emphasize the results of on-going operations. AnalogicTech also uses this information internally to evaluate and manage the Company’s operations and to determine incentive compensation. A reconciliation between GAAP and Non-GAAP gross margin and net income is included in the tables below.

Conference Call Details

The AnalogicTech first quarter 2007 teleconference and webcast is scheduled to begin at 4:30 p.m. Eastern Time on Thursday, April 26, 2007. To participate in the live call, analysts and investors should dial (800) 257-1836 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the Company’s investor relations website at www.aati.com or via the corporate website, www.analogictech.com. A telephonic replay of the conference call will also be available until 11:59 p.m. Pacific Time on

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Wednesday, May 2, 2007, by dialing (800) 405-2236 and entering the passcode: 11087962#. Callers outside the U.S. and Canada may access the replay by dialing (303) 590-3000 and entering the passcode 11087962#.

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About AnalogicTech

Advanced Analogic Technologies Incorporated (AnalogicTech) is a supplier of power management semiconductors for mobile consumer electronic devices, such as wireless handsets, notebook and tablet computers, smartphones, digital cameras, and digital audio players. The company focuses its design and marketing efforts on the application-specific power management needs of consumer, communications, and computing applications in these rapidly evolving devices. AnalogicTech is headquartered in Sunnyvale, California, with offices in Beijing, Hong Kong, Japan, Shanghai, Shenzhen, South Korea, Sweden, and Taiwan, as well as a worldwide network of sales representatives and distributors. For more information, please visit the AnalogicTech website: www.analogictech.com. (AnalogicTech—F)

For More Information

Investor Contacts:

Brian McDonald	Lisa Laukkanen
Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 related to our initial public offering and our Annual Report on Form 10-K for the year ended December 31, 2006. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

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AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies Incorporated. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	Mar. 31 2007	Dec. 31 2006 (*)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$57,839	$58,121
Short term investments	49,914	49,566

Total cash, cash equivalents and short term investments	107,753	107,687
Accounts receivable, net	11,748	11,037
Inventories	8,623	8,480
Prepaid expenses and other current assets	1,948	2,223
Restricted cash	700	700
Deferred income tax assets—current	855	857

Total current assets	131,627	130,984
Property and equipment, net	3,233	2,812
Goodwill	16,792	16,775
Intangible assets, net	2,997	3,287
Other assets	1,436	1,375
Deferred income tax assets—noncurrent	7,680	5,965

TOTAL ASSETS	$163,765	$161,198

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$9,853	$6,968
Accrued liabilities	5,300	6,852
Income tax payable	305	1,250

Total current liabilities	15,458	15,070
Long-term income tax payable	2,212	—
Long-term debt and capital lease obligations	155	191

Total liabilities	17,825	15,261

Total stockholders’ equity	145,940	145,937

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$163,765	$161,198

*	Amounts as of December 31, 2006 were derived from the December 31, 2006 audited financial statements.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarters Ended
	Mar. 31, 2007	Mar. 31, 2006
REVENUE	$21,108	$18,289
Cost of revenue	9,932	7,134

GROSS PROFIT	11,176	11,155

OPERATING EXPENSES:
Research and development	7,103	6,055
Sales, general and administrative	6,202	5,173
Patent litigation	1,589	383

Total operating expenses	14,894	11,611

LOSS FROM OPERATIONS	(3,718)	(456)

OTHER INCOME AND EXPENSES, NET	1,098	1,248

INCOME (LOSS) BEFORE INCOME TAXES	(2,620)	792
PROVISION FOR INCOME TAXES	131	46

NET INCOME (LOSS)	$(2,751)	$746

NET INCOME (LOSS) PER SHARE:
Basic	$(0.06)	$0.02

Diluted	$(0.06)	$0.02

WEIGHTED AVERAGE SHARES USED IN NET INCOME (LOSS) PER SHARE CALCULATION:
Basic	44,319	42,994

Diluted	44,319	46,927

Note: FAS123R was adopted at the beginning of fiscal 2006. Stock compensation recorded in each expense classification above is as follows:

Cost of revenues	$65	$87
Research and development	611	557
Sales, general and administrative	1,034	762

Financial Summary (Non-GAAP)

(in thousands, except per share amounts)

(unaudited)

GAAP TO NON-GAAP RECONCILIATION	Q1-07	Q1-06	Q4-06
GROSS MARGIN:

GAAP GROSS MARGIN	11,176	11,155	11,381
GAAP GROSS MARGIN %	52.9%	61.0%	54.3%
Amortization of acquired intangibles	242	—	161
NON-GAAP GROSS MARGIN	11,418	11,155	11,542
NON-GAAP GROSS MARGIN %	54.1%	61.0%	55.1%

NET INCOME (LOSS):

NET INCOME (LOSS) ON GAAP BASIS:	$(2,751)	$746	$(2,581)

Amortization of acquired intangibles	290	—	193
Loss on liquidation of a foreign branch office	266	—	—
In-process research and development	—	—	290
Restructuring and severance charges	—	—	375
Associated tax effects	(16)	—	(159)

NET INCOME (LOSS) ON NON-GAAP BASIS:	$(2,211)	$746	$(1,882)

EPS:

GAAP EPS, BASIC AND DILUTED	$(0.06)	$0.02	$(0.06)

NON-GAAP EPS, BASIC AND DILUTED	$(0.05)	$0.02	$(0.04)